UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 6, 2007

Radyne Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-11685	11-2569467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3138 E. Elwood Street, Phoenix AZ	85034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 602-437-9620

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 31, 2007, Radyne Corporation (the “Company”) entered into a Credit Agreement with Citibank, N.A., as administrative agent, and the certain lenders named therein (the “Credit Agreement”). The Credit Agreement replaces the Company’s existing $15,000,000 credit facility and has an initial aggregate revolving commitment of $60,000,000. The Credit Agreement also provides that the aggregate commitment may increase up to $75,000,000, upon approval from the lenders. The Credit Agreement is scheduled to expire on August 31, 2011.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 31, 2007, the Company entered into the Credit Agreement described in Item 1.01 above, which information is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement dated as of August 31, 2007, by and among Radyne Corporation, Citibank, N.A., as administrative agent, and the certain lenders named therein.

99.1	Press Release dated September 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2007

RADYNE CORPORATION

/s/ Malcolm C. Persen
By:	Malcolm C. Persen
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement dated as of August 31, 2007, by and among Radyne Corporation, Citibank, N.A., as administrative agent, and the certain lenders named therein.

99.1	Press Release dated September 6, 2007.